Exhibit 10.1

JOINDER AND FIRST AMENDMENT TO LOAN AGREEMENT AND JOINDER TO REGISTRATION RIGHTS AGREEMENT

JOINDER AND FIRST AMENDMENT TO LOAN AGREEMENT AND JOINDER TO REGISTRATION RIGHTS AGREEMENT, dated as of August 4, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time, this “Agreement”), made by and among ProQR Therapeutics N.V., a company incorporated in the Netherlands (the “Company”), ProQR Therapeutics Holding B.V., a company incorporated in the Netherlands and each of their Subsidiaries from time to time party hereto (collectively, “Borrower”), Kreos Capital VI (UK) Limited, a company incorporated in England and Wales under registration number 11535385 whose registered office is at Amf Building, 25 Old Burlington Street, London W1S 3AN (the “Incremental Lender”), Kreos Capital VI (Expert Fund) L.P., a limited partnership incorporated under the laws of Jersey, having its registered office at 47 Esplanade, St Helier, JE1 0BD, Jersey, registered with the JFSC Companies Registry under identification number 2770 (the “Kreos Warrant Holder”) Pontifax Medison Finance (Israel) L.P. (“Pontifax Israel”), Pontifax Medison Finance (Cayman) L.P. (“Pontifax Cayman” and together with Pontifax Israel, the “Initial Lenders”) and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and each Lender party to the Loan Agreement (as defined below) (in such capacity, “Agent”).  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement (as defined below) as amended hereby.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of July 14, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, prior to the date hereof, the “Existing Loan Agreement”, and as amended hereby the “Loan Agreement”), by and among Borrower, the Initial Lenders and the other financial institutions or entities from time to time parties to the Loan Agreement, as lenders and Agent; and

WHEREAS, pursuant to Section 2.1(d) of the Existing Loan Agreement one or more existing Lenders or new Lenders may provide an Incremental Commitment (as defined below) to Borrower and the Incremental Lender, subject to the terms and conditions hereof, agrees to provide such Incremental Commitment;

WHEREAS, in connection with the Loan Agreement, the Company entered into that certain Registration Rights Agreement with the Initial Lenders, dated as of July 14, 2020 (the “Registration Rights Agreement”) pursuant to which, the Company agrees to provide certain registration rights to the Lenders for the securities issuable under the Loan Agreement or the Warrants (as defined below);

 WHEREAS, as consideration for the Incremental Commitment and subject to the terms and conditions hereof, (i) the Incremental Lender shall become a party to the Loan Agreement as a Lender, (ii) the parties hereto agree to amend the Loan Agreement for the Incremental Commitment, (iii) the Company shall issue the Kreos Warrant (as defined below) to the Kreos Warrant Holder and (iv) the Incremental Lender shall become a party to the Registration Rights Agreement as a Lender; and

WHEREAS, the provisions of clause 1.3 (Dutch Terms) of the Existing Loan Agreement and Loan Agreement (as applicable) apply to this Agreement as though they were set out in full in this Agreement, except that references to the Existing Loan Agreement or Loan Agreement (as applicable) are to be construed as references to this Agreement.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Incremental Commitment and Amendments to Loan Agreement.
1.1.Incremental Commitment and Incremental Loans.  Subject to Section 3 below:
(a)As of the date hereof, the Incremental Lender agrees to make loans (collectively, the “Incremental Loans”) to Borrower pursuant to the Term Commitment in an aggregate principal amount not to exceed FIFTEEN MILLION EUROS (€15,000,000) (the “Incremental Commitment”), on the terms and subject to the terms and conditions hereof.
(b)The Incremental Lender shall constitute a “Lender” under the Loan Agreement.
(c)Notwithstanding anything stated otherwise in the Loan Agreement, each Incremental Loan shall constitute a “Loan,” a “Term Loan” and an “Incremental Term Loan,” each as defined under the Loan Agreement.  Borrower’s obligations with respect to the Incremental Loans are part of the Secured Obligations under the Loan Agreement.
(d)The Incremental Commitment shall constitute part of the “Term Commitment” as defined under the Loan Agreement.
1.2.Amendments to Loan Agreement. Subject to Section 3 below:
(a)Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Amendment Effective Date” means the date of the Joinder and First Amendment.

“Dollar Equivalent” means, at the time of determination, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in US Dollars determined by Agent or the Incremental Lender, as applicable, using the Exchange Rate with respect to such currency at the time in effect on the Business Day immediately prior to the date of determination.

“Exchange Rate” means, on any day, with respect to the applicable currency of the Loans denominated not in US Dollars, the rate at which such currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page “FX=” for such currency.  In the event that such rate does not appear on any Reuters World Currency Page, then the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Incremental Lender or Agent, as applicable.

“Incremental Lender” means Kreos Capital VI (UK) Limited and its successors and permitted assigns.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Initial Lenders, the Incremental Lender and Agent, and acknowledged by Borrower.

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“Initial Lenders” means Lenders to the Loan Agreement as of the Closing Date, which for the avoidance of doubt, does not include the Incremental Lender.

“Joinder and First Amendment” means the Joinder and First Amendment to Loan Agreement and Joinder to Registration Rights Agreement, dated as of August 4, 2020, by and among the Borrowers party thereto, the Lenders Party thereto, the Kreos Warrant Holder and Agent.

“Kreos Warrant Holder” means Kreos Capital VI (Expert Fund) L.P. and its successors and permitted assigns.

(b)Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Loan Documents” means this Agreement, the Joinder and First Amendment, the Intercreditor Agreement, any Notes, the Warrants, all UCC Financing Statements, any subordination agreement, any deposit account control agreements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Warrants” means the warrants issued to Lenders and Kreos Warrant Holder (or its Affiliate designated by the Incremental Lender) pursuant to Section 2.7.

(c)Sections 2.1(a), (b) and (c) are amended by (i) replacing each instance of “Lenders” with “Initial Lenders” and (ii) deleting the phrase “, subject to increase pursuant to Section 2.1(d),” from the first sentence of each section.
(d)Section 2.1(c) is amended by deleting the following sentences:

“In addition, during the Late Withdrawal Loan Period, Borrower shall pay a fee of 1.5% per annum based on a year consisting of 365 days on the daily average amount not withdrawn under the Late Withdrawal Loan. Borrower will pay the fee on the amount not withdrawn under the Late Withdrawal Loan on the first Business Day following the end of each Quarter, starting at the last Business Day of the first Quarter after the Closing Date and thereafter on the first day of every subsequent Quarter, based on the amount not withdrawn under the Late Withdrawal Loan in the preceding Quarter.”

and replacing them with:

“In addition, during the Late Withdrawal Loan Period, Borrower shall pay a fee of 1.5% per annum based on a year consisting of 365 days on the daily average amount not withdrawn under the Late Withdrawal Loan (the “Late Withdrawal Loan Fee”). Borrower will pay the fee on the amount not withdrawn under the Late Withdrawal Loan on the first Business Day following the end of each Quarter, starting at the last Business Day of the first Quarter after the Closing Date and thereafter on the first day of every subsequent Quarter, based on the amount not withdrawn under the Late Withdrawal Loan in the preceding Quarter (provided, that, for the avoidance of doubt, the Late Withdrawal Loan Fee shall only accrue and be payable during Late Withdrawal Loan Period).”

(e)Sections 2.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(d)Incremental Loans.

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(i)Initial Euro Loan. Subject to the terms and conditions of this Agreement, the Incremental Lender shall lend to Borrower its Term Commitment in the amount of €5,000,000 (the “Initial Euro Loan”). The Initial Euro Loan shall be provided in accordance with the terms set forth in the Joinder and First Amendment. The principal balance of the Initial Euro Loan shall bear interest on the outstanding daily balance thereof from the actual funding thereof at the Term Loan Interest Rate per annum based on a year consisting of 365 days. Borrower will pay interest on the Initial Euro Loan to the Incremental Lender on the first Business Day following the end of each Quarter, starting October 1, 2020 and thereafter on the first day of every subsequent Quarter, based on the Initial Euro Loan principal amount outstanding in the preceding Quarter. Borrower shall repay Initial Euro Loan in ten (10) equal Quarterly installments of Five Hundred thousand Euros (€500,000) to the Incremental Lender beginning on the Amortization Date and continuing on the first Business Day of each Quarter thereafter until the Term Loan Maturity Date. Accordingly, the entire outstanding Initial Euro Loan principal balance and all accrued but unpaid interest hereunder, shall be repaid to the Incremental Lender by the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim. VAT, if applicable, shall be added to each payment.

(ii) Euro Credit Line. Subject to the terms and conditions of this Agreement, the Incremental Lender shall make available to Borrower its Term Commitment in the amount of €5,000,000 (the “Euro Credit Line”). The Euro Credit Line shall be available for withdrawal during a period of 12 months from the Closing Date (the “Euro Credit Line Period”). Each portion withdrawn under the Euro Credit Line shall be provided within 14 days of receipt by the Incremental Lender of an executed drawdown notice from the Borrower, with such drawdown notice to be in the form agreed by Borrower and the Incremental Lender and which shall attach a schedule of payments to be made by Borrower to the Incremental Lender in connection with the Euro Credit Line.  Upon the end of the Euro Credit Line Period, the amounts withdrawn shall be repayable in accordance with the terms hereof and the amounts not withdrawn shall no longer be available for withdrawal. Proceeds of the Euro Credit Line shall be deposited into a Deposit Account of Borrower. The principal balance of the withdrawn Euro Credit Line shall bear interest on the outstanding daily balance thereof from the actual funding thereof at the Term Loan Interest Rate per annum based on a year consisting of 365 days. Borrower will pay interest on the withdrawn Euro Credit Line to the Incremental Lender on the first Business Day following the end of each Quarter, starting at October 1, 2020 and thereafter on the first day of every subsequent Quarter, based on the withdrawn Euro Credit Line principal amount outstanding in the preceding Quarter. In addition, during the Euro Credit Line Period, Borrower shall pay a fee of 1.5% per annum based on a year consisting of 365 days on the daily average amount not withdrawn under the Euro Credit Line. Borrower will pay such fee on the amount not withdrawn under the Euro Credit Line to the Incremental Lender on the first Business Day following the end of each Quarter, starting at October 1, 2020 and thereafter on the first day of every subsequent Quarter, based on the amount not withdrawn under the Euro Credit Line in the preceding Quarter. Borrower shall repay the withdrawn Euro Credit Line in ten (10) equal Quarterly installments to the Incremental Lender beginning on the Amortization Date and continuing on the first Business Day of each Quarter thereafter until the Term Loan Maturity Date. Accordingly, the entire withdrawn and outstanding Euro Credit Line principal balance and all accrued but unpaid interest hereunder, shall be repaid to the Incremental Lender by the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim. VAT, if applicable, shall be added to each payment.

(iii) Late Withdrawal Euro Loan. Subject to the terms and conditions of this Agreement, the Incremental Lender shall make available to Borrower its Term Commitment in the amount of €5,000,000 (the “Late Withdrawal Euro Loan”). The Late Withdrawal Euro Loan shall

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be available for withdrawal during a period of 19 months from the Closing Date subject to Borrower’s achievement of the Milestone (as defined in Section 2.1(c)) (the period commencing with achievement of the Milestone and terminating on the date that is 19 months from the Closing Date, the “Late Withdrawal Euro Loan Period”). Each portion withdrawn under the Late Withdrawal Euro Loan shall be provided within 14 days of receipt by the Incremental Lender of an executed drawdown notice from the Borrower, with such drawdown notice to be in the form agreed by Borrower and the Incremental Lender and which shall attach a schedule of payments to be made by Borrower to the Incremental Lender in connection with the Late Withdrawal Euro Loan, provided that the first written request shall be accompanied by a resolution of Borrower’s Board of Directors confirming Borrower’s achievement of the Milestone.  Upon the end of the Late Withdrawal Euro Loan Period, the amounts withdrawn shall be repayable in accordance with the terms hereof and the amounts not withdrawn shall no longer be available for withdrawal. Proceeds of the Late Withdrawal Euro Loan shall be deposited into a Deposit Account of Borrower. The principal balance of the withdrawn Late Withdrawal Euro Loan shall bear interest on the outstanding daily balance thereof from the actual payment thereof at the Term Loan Interest Rate per annum based on a year consisting of 365 days. Borrower will pay interest on the withdrawn Late Withdrawal Euro Loan to the Incremental Lender on the first Business Day following the end of each Quarter, starting October 1, 2020 and thereafter on the first day of every subsequent Quarter, based on the withdrawn Late Withdrawal Euro Loan principal amount outstanding in the preceding Quarter. In addition, during the Late Withdrawal Euro Loan Period, Borrower shall pay a fee of 1.5% per annum based on a year consisting of 365 days on the daily average amount not withdrawn under the Late Withdrawal Euro Loan (the “Late Withdrawal Euro Loan Fee”). Borrower will pay such fee on the amount not withdrawn under the Late Withdrawal Euro Loan to the Incremental Lender on the first Business Day following the end of each Quarter, starting at October 1, 2020 and thereafter on the first day of every subsequent Quarter, based on the amount not withdrawn under the Late Withdrawal Euro Loan in the preceding Quarter (provided, that, for the avoidance of doubt, the Late Withdrawal Euro Loan Fee shall only accrue and be payable during Late Withdrawal Loan Period). Borrower shall repay the withdrawn Late Withdrawal Euro Loan in ten (10) equal Quarterly installments to the Incremental Lender beginning on the Amortization Date and continuing on the first Business Day of each Quarter thereafter until the Term Loan Maturity Date. Accordingly, the entire withdrawn and outstanding Late Withdrawal Euro Loan principal balance and all accrued but unpaid interest hereunder, shall be repaid to the Incremental Lender by the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim. VAT, if applicable, shall be added to each payment.

(iv)Payment to Incremental Lender.  Unless otherwise agreed or directed by the Incremental Lender in writing, all payments made by Borrower to the Incremental Lender under this Loan Agreement or other Loan Documents shall be made (and any calculation thereof shall be determined) in Euro paid directly to the Incremental Lender.

(f)New Section 2.1(g) is hereby added immediately after Section 2.1(f) of the Loan Agreement as follows:

(g)Independent Funding Obligations.  For the avoidance of doubt, (i) the Term Commitment and the funding obligations thereunder of each Lender is independent from the Term Commitments and the funding obligations of any other Lenders; and (ii) the Term Commitment and the funding obligations of each Initial Lender under Sections 2.1(a) through (c) is independent from the Term Commitments and the funding obligations of the Incremental Lender under Section 2.1(d) and no Initial Lender shall be required to make a Loan under Section 2.1(d) and no Incremental Lender shall make a Loan under any of Section 2.1(a) through (c).  The failure of any

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Lender to fund any portion of its Term Commitment in accordance with the terms hereunder shall not relieve or excuse the funding obligations of any other Lenders with respect to their Term Commitments (except in the case that the conditions to fund such commitment have not been met or otherwise waived).

(g)Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.6.Pro Rata Treatment.

(a)Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Dollar Equivalent of the outstanding principal amount of the Term Loans of the relevant Lender and made directly to each Lender; provided, however that any undrawn line fees (x) pursuant to Section 2.1(b) or (c) shall be made pro rata to the Initial Lenders according to the Dollar Equivalent of the Term Commitments for such Initial Lenders; and (y) pursuant to Section 2.1(d)(ii) or (d)(iii) shall be made pro rata to the Incremental Lenders according to the Dollar Equivalent of the Term Commitments for such Incremental Lenders.

(b)Notwithstanding anything herein to the contrary, (i) (A) any borrowing request by Borrower for Loans under the Credit Line (or the Euro Credit Line) shall only be effective to the extent Borrower concurrently with such borrowing request makes a borrowing request for Loans under the Euro Credit Line (or the Credit Line); and (B) borrowing requests for and Loans made under the Credit Line (or the Euro Credit Line) on any date shall be a percentage of the total Credit Line (or the Euro Credit Line) that is equal to the same percentage of the Loans requested or made, as applicable, under the Euro Credit Line (or the Credit Line) as a percentage of the total Euro Credit Line (or the Credit Line) on the same date; and (ii) (A) any borrowing request by Borrower for Loans under the Late Withdrawal Line (or the Late Withdrawal Euro Line) shall only be effective to the extent Borrower concurrently with such borrowing request makes a borrowing request for Loans under the Late Withdrawal Euro Line (or the Late Withdrawal Line); and (B) borrowing requests for and Loans made under the Late Withdrawal Line (or the Late Withdrawal Euro Line) on any date shall be a percentage of the total Late Withdrawal Line (or the Late Withdrawal Euro Line) that is equal to the same percentage of the Loans requested or made, as applicable, under the Late Withdrawal Euro Line (or the Late Withdrawal Line) as a percentage of the total Late Withdrawal Euro Line (or the Late Withdrawal Line) on the same date. By way of example, if Loans in the amount of $2,000,000 are requested under the Credit Line, then Loans in the amount of €1,000,000 shall also be requested under the Euro Credit Line at the same time.

(h)A new paragraph is added immediately to the end of Section 2.7 of the Loan Agreement as follows:

On the Amendment Effective Date, the Company shall issue the Incremental Lender (or its Affiliate designated by the Incremental Lender) a warrant to purchase an aggregate number of Ordinary Shares (the “Kreos Warrant”) with an aggregate exercise price of the Dollar Equivalent of €750,000 as of the Amendment Effective Date. The Kreos Warrant shall be exercisable at an exercise price per share of $7.88 (and the aggregate number of Ordinary Shares for which the Kreos Warrant shall be exercisable shall be the Dollar Equivalent of €750,000 as of the Amendment Effective Date divided by such exercise price). The Kreos Warrant may be exercised, in whole or in part, at any time until the 5th anniversary of the Closing Date. The Kreos Warrant Holder will be issued a Warrant certificate in the form attached hereto as Exhibit B. In addition, (x) upon withdrawal of the first amount under the Euro Credit Line, the Company shall issue the Kreos

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Warrant Holder (or its Affiliate designated by the Incremental Lender) additional Warrant(s) to purchase an aggregate number of Ordinary Shares with an aggregate exercise price of the Dollar Equivalent of €125,000 as of the Amendment Effective Date, and the number of Ordinary Shares for which such Warrant(s) shall be exercisable shall be equal to the Dollar Equivalent of €125,000 as of the Amendment Effective Date divided by the exercise price of $7.88 per share, and (y) upon withdrawal of the first amount under the Late Withdrawal Loan Borrower shall issue the Kreos Warrant Holder (or its Affiliate designated by the Incremental Lender) additional Warrant(s) to purchase an aggregate number of Ordinary Shares with an aggregate exercise price of the Dollar Equivalent of €125,000 as of the Amendment Effective Date, and the number of Ordinary Shares for which such Warrant(s) shall be exercisable shall be equal to the Dollar Equivalent of €125,000 as of the Amendment Effective Date divided by the exercise price of $7.88 per share. The additional Warrants may be exercised, in whole or in part, at any time until the 5th anniversary of the date of issuance thereof.

(i)A new paragraph is added immediately to the end of Section 7.1 of the Loan Agreement as follows:

Any financial statements, notices, reports or other information delivered by Borrower to Agent under this Agreement or other Loan Documents shall also be delivered by Borrower concurrently to the Incremental Lender.

(j)Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

8.1.Conversion Privilege. Each of Lenders, at its option, shall have the right to convert at any time any portion of its then outstanding Term Loans and all accrued and unpaid interest thereon into Ordinary Shares of ProQR Therapeutics N.V. at the Conversion Price, as defined below; provided, however that in connection with any conversion of the Incremental Term Loans in Euros, the Term Loans shall be converted based on the Dollar Equivalent at the Exchange Rate as in effect on the Amendment Effective Date.

(k)Section 8.3 of the Loan Agreement is hereby amended by adding to the last sentence thereof the proviso as follows:

; provided, however, that any conversion of the Term Loans and the accrued and unpaid interest thereon by Borrower hereunder shall be made pro rata among all Lenders according to the Dollar Equivalent of the outstanding Term Loans of the Lenders.  For purpose of determining the amount of Term Loans and the accrued and unpaid interest to be converted hereunder, such amount shall be determined in the Dollar Equivalent amount.

(l)A new paragraph is added immediately to the end of Section 11.2(a) of the Loan Agreement as follows:

with a copy to:

Kreos Capital VI (UK) Limited

Attention: The Directors

Email: aris@kreoscapital.com

Telephone: +44 (0) 20 7758 3450

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(m)A new Section 11.2(c) is added immediately after Section 11.2(b) of the Loan Agreement as follows:

(c)If to Incremental Lender or Kreos Warrant Holder:

Kreos Capital VI (UK) Limited or Kreos Capital VI (Expert Fund) L.P.

Attention: The Directors

Email: aris@kreoscapital.com

Telephone: +44 (0) 20 7758 3450

with a copy to:

Bird & Bird LLP

Attention: Struan Penwarden

Email: struan.penwarden@twobirds.com

Telephone: +44 (0)20 7415 6000

(n)The last sentence of Section 11.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, in no event shall Borrower be responsible for paying or otherwise reimbursing Agent’s and Lenders’ costs or expenses for (i) more than one (1) outside counsel for Agent and all of the Initial Lenders collectively and (ii) more than one (1) outside counsel for the Incremental Lender in each applicable jurisdiction.

(o)Schedule A to the Loan Agreement is hereby replaced in its entirety Schedule A attached hereto.
1.3.Funding of Incremental Loans.  Subject to Section 3 and upon receipt by the Incremental Lender of an executed drawdown notice from the Borrower which shall be in the form agreed by Borrower and the Incremental Lender and which shall attach a schedule of payments to be made by Borrower to the Incremental Lender in connection with the Initial Euro Loan, the Incremental Lender shall lend to Borrower its Euro Term Commitment in the amount of FIVE MILLION EUROS (€5,000,000) (the “Initial Euro Loan”) on the “Anticipated Drawdown Date” specified in the Drawdown Notice (the “Kreos Funding Date”) and the Initial Euro Loan shall be provided in a single installment on the Kreos Funding Date.  Proceeds of the Initial Euro Loan shall be deposited into a Deposit Account of Borrower existing as of the date such Drawdown Notice is delivered.
SECTION 2. Joinder to Registration Rights Agreement.  Subject to Section 3, each of the Incremental Lender and the Kreos Warrant Holder shall become a party to the Registration Rights Agreement as a Lender (as defined thereunder), be entitled to the benefits thereof, and be subject to and bound by the terms thereof.
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 1 and Section 2 of this Agreement shall be subject to the following conditions precedents:
3.1.On or prior to the date hereof, the Incremental Lender shall have received the following:
(a)executed copies of this Agreement, the other Loan Documents, file-stamped copies of UCC Financing Statements, a copy of legal opinion of Borrower’s Dutch counsel delivered to the Initial

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Lenders and Agent on the Closing Date and all other documents and instruments reasonably requested by the Incremental Lender to effectuate the transactions contemplated hereby;
(b)duly executed Note by Borrower in favor of the Incremental Lender with respect to the Initial Euro Loan;
(c)duly executed copy of the Intercreditor Agreement by the Initial Lenders, the Incremental Lender and Agent, and acknowledged by Borrower;
(d)copy of resolutions of each Borrower’s board of directors evidencing approval of the Incremental Loans and other transactions contemplated hereunder and a copy of resolutions of ProQR Therapeutics N.V.’s board of directors evidencing approval of the Kreos Warrant;
(e)copies of the deed of incorporation and the articles of association, together with any amendments thereto, of Borrower;
(f)to the extent invoiced to Borrower prior to the Closing Date, payment of the reasonable and documented out-of-pocket costs and expenses incurred by the Incremental Lender in negotiating and consummating the Incremental Loans, including reasonable and documented out-of-pocket legal fees and expenses (the “Kreos Expenses”) (if not paid prior to the date hereof). If not invoiced prior to the date hereof, Kreos Expenses will be paid following the date hereof, within ten (10) Business Days from receipt of invoice;
(g)duly executed copy of the Kreos Warrant; and
(h)a Compliance Certificate substantially in the form attached to the Loan Agreement as Exhibit F, executed by Borrower.
3.2.No Default. As of the date hereof, (i) no fact or condition exists that (or could, with the passage of time, the giving of notice, or both) constitutes an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 4. Confirmations of Incremental Lender.  The Incremental Lender (a) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (c) subject to the terms of the Intercreditor Agreement, agrees to be bound by Section 11.17 of the Loan Agreement (Agency); and (d) acknowledges and agrees that, upon its execution of this Agreement, such Incremental Lender shall become a Lender under, and entitled to the benefits of, the Loan Agreement and the other Loan Documents with respect to its Incremental Commitment and Incremental Loans, and shall be subject to and bound by the terms thereof.
SECTION 5. Controlling Provisions.  In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.  Except as set forth in this Agreement and the Intercreditor Agreement, the Incremental Commitment and Incremental Loans shall otherwise be subject in all respects to the provisions of the Loan Agreement as amended hereby and the other Loan Documents.  This Agreement shall constitute a Loan Document for all purposes of the Loan Agreement.

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SECTION 6. Borrower’s Certification.  Each Borrower hereby represents and warrants to the Incremental Lender on the date hereof as follows:
(a)This Agreement is within each Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Each Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Agreement (including, for the avoidance of doubt, after giving effect to this Agreement and the Incremental Loans) and the other Loan Documents to which it is a party and agrees that the Loan Agreement and such other Loan Documents to which it is a party remain in full force and effect, undiminished by this Agreement, except as expressly provided herein.  By executing this Agreement, each Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands this Agreement.
(c)The representations and warranties in Section 5 of the Loan Agreement are and will be, true and correct in all material respects on the date hereof; provided, however, that such materiality qualifier is not and will not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date are and will be true and correct in all material respects as of such date.
(d)Immediately prior to and after giving effect to this Agreement, no Event of Default has occurred and is continuing or will immediately result from the funding of the Initial Euro Loan.
SECTION 7. Reaffirmation.  By its execution of this Agreement, each Borrower hereby (i) ratifies, approves and consents to the Incremental Loans and the Incremental Commitment and (ii) reaffirms its prior grant and the validity of the Liens on the Collateral to secure the Secured Obligations (including, without limitation, the Incremental Loans and the Incremental Commitments) granted by it pursuant to the Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Agreement.  Neither the modification of the Loan Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations (including, without limitation, the Incremental Loans and the Incremental Commitments), whether heretofore or hereafter incurred.
SECTION 8. Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
SECTION 9. Entire Agreement.  This Agreement and each other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
SECTION 10. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

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Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 11. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 12. Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to the parties hereto in the State of New York and shall have been accepted by the parties in the State of New York. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
SECTION 13. Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 14 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents (except as expressly provided otherwise in any other Loan Document) shall be brought in any competent state or federal court located in New York City, New York (the “Competent Court”). By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) submits and consents to exclusive jurisdiction in such courts except that Agent or any Lender may bring suit or take legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations or as provided in any other Loan Document; (b) waives any objection as to lack of jurisdiction or improper venue or forum non conveniens; and (c) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2 of the Loan Agreement and shall be deemed effective and received as set forth therein.
SECTION 14. Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF PARTIES HERETO SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than the parties hereto, Claims that arise out of or are in any way connected to the relationship among the parties hereto, and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the day and year first above written.

INCREMENTAL LENDER:

KREOS CAPITAL VI (UK) LIMITED

By: /s/Aris Constantinides
Name: Aris Constantinides
Title: Director

KREOS WARRANT HOLDER:

KREOS CAPITAL VI (EXPERT FUND) L.P.

By: /s/Raoul Stein
Name: Raoul Stein
Title: Manager

INITIAL LENDERS:

PONTIFAX MEDISON FINANCE (ISRAEL) L.P.

By: /s/Shlomo (Momi) Karako
Name: Shlomo (Momi) Karako
Title: Partner

PONTIFAX MEDISON FINANCE (CAYMAN) L.P.

By: /s/Shlomo (Momi) Karako
Name: Shlomo (Momi) Karako
Title: Partner

AGENT:

PONTIFAX MEDISON FINANCE GP, L.P.

By: /s/Shlomo (Momi) Karako
Name: Shlomo (Momi) Karako
Title: Partner

[Signatures Continue on the Following Page]

[Signature Page to Joinder and First Amendment]

BORROWER:

ProQR Therapeutics N.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO	ProQR Therapeutics Holding B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO
ProQR Therapeutics I B.V. /s/Daniel de Boer By: Daniel de Boer Title:	ProQR Therapeutics I Inc. /s/Daniel de Boer By: Daniel de Boer Title: CEO
ProQR Therapeutics II B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO	ProQR Therapeutics III B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO
ProQR Therapeutics IV B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO	ProQR Therapeutics VI B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO
ProQR Therapeutics VII B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO	ProQR Therapeutics VIII B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO
ProQR Therapeutics IX B.V. /s/Daniel de Boer By: Daniel de Boer Title: CEO

[Signature Page to Joinder and First Amendment]

Schedule A

Commitments

Initial Lenders	Term Commitment
	Initial Loan	Credit Line	Late Withdrawal Loan
Pontifax Medison Finance (Israel) L.P.	USD 6,993,333	USD 6,993,333	USD 6,993,333
Pontifax Medison Finance (Cayman) L.P.	USD 3,006,667	USD 3,006,667	USD 3,006,667
Total	USD 10,000,000	USD 10,000,000	USD 10,000,000

Incremental Lender	Term Commitment
	Initial Euro Loan	Euro Credit Line	Late Withdrawal Euro Loan
Kreos Capital VI (UK) Limited	Euro 5,000,000	Euro 5,000,000	Euro 5,000,000

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